
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Tokheim
Corporation's August 31, 1994, interim financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000098559
<NAME> TOKHEIM CORPORATION
<MULTIPLIER> 1000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-30-1994
<PERIOD-END>                               AUG-31-1994
<CASH>                                            3315
<SECURITIES>                                         0
<RECEIVABLES>                                    32332
<ALLOWANCES>                                      1318
<INVENTORY>                                      39598<F1>
<CURRENT-ASSETS>                                 76397
<PP&E>                                           81229<F2>
<DEPRECIATION>                                   53796
<TOTAL-ASSETS>                                  109266
<CURRENT-LIABILITIES>                            33317
<BONDS>                                              0
<COMMON>                                         16107<F3>
<PREFERRED-MANDATORY>                             4515<F4>
<PREFERRED>                                          0
<OTHER-SE>                                         820<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    109266
<SALES>                                         143075
<TOTAL-REVENUES>                                143075
<CGS>                                           109369<F6>
<TOTAL-COSTS>                                   109369<F6>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                1890
<INCOME-PRETAX>                                    308
<INCOME-TAX>                                       475
<INCOME-CONTINUING>                              (167)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                      (13416)<F7>
<NET-INCOME>                                   (13583)
<EPS-PRIMARY>                                   (1.90)
<EPS-DILUTED>                                   (1.90)<F8>

<F1>Represents gross inventory net of LIFO and loss reserves.
<F2>Represents gross PP&E.
<F3>Represents common stock of $19,410 less Guaranteed ESOP of $1,242 and treasury stock of $2,061.
<F4>Represents redeemable preferred stock of $24,000 less Guaranteed ESOP of
$16,196 and treasury stock of $3,289.
<F5>Represents retained earnings of $7,739 less minimum pension liability of $3,348 and foreign currency translation adjustments of $3,571.
<F6>Includes product development expenses and excludes depreciation and amortization.
<F7>Represents adoption of SFAS No. 106, "Employers' Accounting for Postretirement
Benefits Other Than Pensions".
<F8>Fully diluted earnings per share is considered to be the same as primary earnings per share, since the effect of certain potentially dilutive securities would be antidilutive.

